Exhibit 10.3

AON PLC 2011 INCENTIVE PLAN

(As Amended and Restated Effective April 19, 2023)

SECTION 1

General

1.1. Purpose. Aon Corporation, a Delaware corporation (“Aon”), established the Plan to advance the interests of Aon and the Subsidiaries by providing a variety of equity-based and cash incentives designed to motivate, retain and attract employees, directors, consultants, independent contractors, agents, and other persons providing services to Aon or a Subsidiary through the acquisition of a larger personal financial interest in Aon.

1.2. Amendment, Restatement and Assumption of Plan. The Plan was originally adopted by Aon’s Board of Directors on March 18, 2011 and approved by Aon’s stockholders on May 20, 2011. At that time, 25 million shares of common stock of Aon were reserved for issuance. Aon was reorganized (the “Reorganization”) effective April 2, 2012 pursuant to an Agreement and Plan of Merger and Reorganization approved by Aon’s stockholders on March 16, 2012. As a result of the Reorganization, Aon became a subsidiary of Aon plc, a public limited company incorporated under English law (the “Company”), and each share of common stock of Aon was converted into one Class A Ordinary Share, par value $0.01, of the Company. The Plan was adopted and assumed by the Company, and Aon’s rights and obligations under the Plan and the outstanding Agreements were assigned to the Company, effective as of April 2, 2012. The Plan was amended and restated to reflect the Reorganization and the assumption of the Plan by the Company effective as of April 2, 2012, and was further amended and restated effective each of June 24, 2014, and March 29, 2019. This amendment and restatement includes the First Amendment to the Plan adopted in September 2021, was approved by the Board on April 19, 2023, and is effective upon approval of the Company’s stockholders at the June 16, 2023 meeting.

SECTION 2

Defined Terms

The meaning of capitalized terms used in the Plan are set forth below if not otherwise defined in the text of the Plan.

(a) “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(b) “Agreement” will have the meaning set forth in subsection 9.9.

(c) “Award” means any award described in Sections 6 through 8 of the Plan.

(d) “Beneficiary” means the legal representative of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award in the event the Participant’s Termination Date occurs on account of death, regardless whether the Participant designated a person or person to receive the balance of his or her benefits under the Aon Stock Incentive Plan, as amended from time to time (the “2001 Plan”), the Amended and Restated Global Stock and Incentive Compensation Plan of Hewitt Associates, Inc., as amended from time to time (the “Hewitt Plan”), or any other plan or program of the Company or a Subsidiary.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Incentive Award” has the meaning set forth in subsection 8.1.

(g) “Change in Control” means:

(1) the acquisition by any individual, entity or group, including any “person” or related “group” of “persons” within the meaning of Section 13(d)(3) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (any such individual, entity or group, a

“Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding ordinary shares of the Company (the “Outstanding Ordinary Shares”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) including by way of a court approved compromise or arrangement between the Company and its members pursuant to section 895 of the UK Companies Act 2006; excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with each of clauses (i), (ii) and (iii) of subsection (3) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Ordinary Shares or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Ordinary Shares or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger, consolidation or other similar business combination involving the Company or its subsidiaries, or the sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which each of the following are applicable: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Ordinary Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, as a consequence of their ownership of shares of the Company prior to the Corporate Transaction, more than 60% of the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, respectively, of the Company (or, if the Company is not the ultimate parent entity following the Corporate Transaction, the ultimate parent entity thereof resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s and its subsidiaries’ assets, as applicable, either directly or indirectly) (the “Corporate Successor”)), and in substantially the same proportions relative to each shareholder as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as applicable, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or its subsidiaries or any entity controlled by the Company, the Corporate Successor or any Person that beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Ordinary Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Company or the Corporate Successor or the combined voting power of the outstanding securities of such entity entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the Company or the Corporate Successor; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended, and references to any provision of the Code will be deemed to include successor provisions and regulations.

(i) “Committee” has the meaning set forth in subsection 4.1.

(j) “Effective Date” has the meaning set forth in subsection 9.1.

(k) “Eligible Individual” means any officer, director, or other employee of the Company or a Subsidiary or consultants, independent contractors or agents of the Company or a Subsidiary, including in each case, directors who are not employees of the Company or a Subsidiary.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Expiration Date” has the meaning set forth in subsection 6.9.

(n) “Fair Market Value” of a Share means, except as otherwise provided by the Committee, the closing sale price of a Share as reported on the New York Stock Exchange Composite Tape (or if the Shares are not traded on the New York Stock Exchange, the closing sale price on the exchange on which they are traded or as reported by an applicable automated quotation system) (“Composite Tape”) on the applicable date or, if no sales of Shares are reported on such date, the closing sale price of a Share on the date a sale was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable). For purposes of determining the Fair Market Value of Shares that are sold pursuant to a cashless or broker-assisted exercise program, Fair Market Value will be the price at which such Shares are sold.

(o) “Full Value Award” has the meaning set forth in subsection 7.1(a).

(p) “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422 of the Code.

(q) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(r) “Option” has the meaning set forth in subsection 6.1(a).

(s) “Outside Director” means a director of the Company who is not an officer or employee of the Company or a Subsidiary.

(t) “Participant” will have the meaning set forth in Section 3.

(u) “Performance Criteria” means performance targets based on one or more of the following criteria and/or such other criteria determined by the Committee: (i) revenues or net revenues; (ii) operating profit or margin; (iii) expenses, operating expenses, marketing and administrative expense, restructuring or other special or unusual items, interest, tax expense, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or shareholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) share price performance or shareholder return; (ix) economic value created or added; (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like. In each case, performance may be measured (A) on an aggregate or net basis; (B) before or after tax or cumulative effect of accounting changes; (C) relative to other approved measures, on an aggregate or percentage basis, over time, or as compared to performance by other companies or groups of other companies; or (D) by product, product line, business unit or segment, or geographic unit, or on such other basis as is determined by the Committee. The performance targets may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Where applicable, each of the foregoing performance targets will be determined in accordance with generally accepted accounting principles and will be subject to certification by the Committee; provided that the Committee will have the authority to exclude the impact of charges or benefits for restructuring plans, discontinued operations, amortization of intangible assets, extraordinary items, the cumulative effects of tax or accounting principles and other unusual, non-recurring adjustments included in as adjusted pre-tax income as disclosed in the financial results filed with or furnished to the Securities and Exchange Commission.

(v) “Plan” means this Aon plc 2011 Incentive Plan, as it may be duly amended from time to time.

(w) “SAR” or “Stock Appreciation Right” has the meaning set forth in subsection 6.1(b).

(x) “Share” means a Class A Ordinary Share, $0.01 par value, of the Company.

(y) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of section 424(f) of the Code.

(z) “Substitute Award” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or a Subsidiary combines.

(aa) “Termination Date” means the date on which a Participant both ceases to be an employee of the Company or a Subsidiary and ceases to perform material services for the Company or a Subsidiary (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” will not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Subsidiary which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as an Outside Director terminates for any reason.

SECTION 3

Participation

Subject to the terms and conditions of the Plan, a “Participant” in the Plan is any Eligible Individual to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee will determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan. Subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan will not affect any previous Award under the Plan or an award under any other plan maintained by the Company or any Subsidiary.

SECTION 4

Committee

4.1. Administration By Committee. The authority to control and manage the operation and administration of the Plan will be vested in the committee described in subsection 4.2 (the “Committee”) in accordance with this Section 4. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

4.2. Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee will be selected by the Board and will consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and will be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. As of the Effective Date and continuing thereafter unless and until otherwise specified by the Board, the Committee will be the Organization & Compensation Committee of the Board.

Notwithstanding any other provision of the Plan to the contrary, with respect to any Awards to members of the Board, the Committee for purposes of this Section 4 will be the Board.

4.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan will be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan (including subsection 4.3(d)), the Committee will have the authority and discretion to (i) select Eligible Individuals who will receive Awards under the Plan, (ii) determine the time or times of receipt of Awards, (iii) determine the types of Awards and the number of Shares covered by the Awards, (iv) establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, (v) modify the terms of, cancel, or suspend Awards, (vi) reissue or repurchase Awards, and (vii) accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective individual, the individual’s present and potential contribution to the Company’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to remedy any defect or omission and reconcile any inconsistency in the Plan or any Award, and to make all other determinations that may be necessary or advisable for the administration of the Plan including the termination thereof.

(c) Any interpretation of the Plan by the Committee and any actions taken and decision made by it under the Plan is final and binding on all persons.

4.4. Delegation by Committee. Except to the extent prohibited by the rules of any applicable stock exchange or applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, except that Awards to individuals who are designated as “officers” under Rule 16a-1(f) of the Exchange Act may be made solely by the Committee. Any such allocation or delegation may be revoked by the Committee at any time.

4.5. Information to be Furnished to Committee. The Company will furnish the Committee such data and information as may be required for it to discharge its duties. The records of the Company as to an individual’s employment or provision of services, termination of employment or cessation of the provision of services, leave of absence, reemployment and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

4.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct, nor will the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or a Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, will be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 5

Shares Reserved and Limitations

5.1. Shares and Other Amounts Subject to the Plan. The Shares for which Awards may be granted under the Plan will be subject to the following:

(a) The Shares with respect to which Awards may be made under the Plan will be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b) Subject to the provisions of subsection 5.2, the number of Shares which may be issued with respect to Awards under the Plan will be equal to 42,800,000 million Shares (the “Share Pool”). Except as otherwise provided herein, any Shares subject to an Award under this Plan which for any reason expires or is forfeited, cancelled, surrendered, or terminated without issuance of Shares will again be available under the Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a share-settled SAR and were not issued or delivered upon the net settlement of such SAR; (ii) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding Award; and (iii) Shares repurchased on the open market with the proceeds of an Option exercise.

(c) Substitute Awards will not reduce the Shares that may be issued under the Plan or that may be covered by Awards granted to any one Participant during any calendar year pursuant to subsection 5.1(e) or subsection 5.1(f). In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Eligible Individuals prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.

(d) Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company or any Subsidiary convertible into such shares or other securities, will not affect, and no adjustment by reason thereof, will be made with respect to Awards then outstanding hereunder.

(e) Subject to the following provisions of this subsection 5.1, the maximum number of Shares that may be delivered to Participants and their Beneficiaries with respect to Incentive Stock Options under the Plan will be 15 million; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentives Stock Options, such rules will apply to the limit on Incentive Stock Options granted under the Plan.

(f) The maximum number of Shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to this Plan will be 1,500,000. For purposes of this subsection 5.1(f), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a Share cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each Share will be counted as covering but one Share for purposes of applying the limitations of this subsection 5.1(f).

5.2. Adjustments for Changes in Capital Structure. In the event there is a change in the capital structure of the Company as a result of any dividend in specie or sub-division of shares, recapitalization, issuance of a new class of shares, merger, consolidation, spin-off or other similar corporate change, or any distribution to holders of Shares other than regular cash dividends, the Committee shall make an equitable adjustment (in the manner and form determined in the Committee’s sole discretion) in the number of Shares and forms of the Awards authorized to be granted under the Plan, including any limitation imposed on the number of Ordinary Shares with respect to which an Award may be granted in the aggregate under the Plan or to any Participant, and make appropriate adjustments (including exercise price) to any outstanding Awards. No adjustment may have the effect of reducing the exercise price to less than the par value of a Share. For the avoidance of doubt, the Committee shall not be obligated to treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with any event referenced in this subsection 5.2.

SECTION 6

Options and SARS

6.1. Definitions.

(a) The grant of an “Option” under the Plan entitles the Participant to purchase Shares at an Exercise Price established by the Committee at the time the Option is granted. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee; provided, however, that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary. An Option will be deemed to be a Non-Qualified Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option.

(b) A grant of a “Stock Appreciation Right” or “SAR” entitles the Participant to receive, in cash or Shares (as determined in accordance with the terms of the Plan), value equal to the excess of: (i) the Fair Market Value of a specified number of Shares at the time of exercise; over (ii) an Exercise Price established by the Committee at the time of grant.

(c) An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR will be the same, and the exercise of the Option or SAR with respect to a Share will cancel the corresponding tandem SAR or Option right with respect to such share.

6.2. Eligibility. The Committee will designate the Participants to whom Options or SARs are to be granted under this Section 6 and will determine the number of Shares subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan.

6.3. Limits on Incentive Stock Options. If the Committee grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company or a Subsidiary) exceeds $100,000, such Options will be treated as Non-Qualified Stock Options to the extent required by section 422 of the Code.

6.4. Exercise Price. The “Exercise Price” of an Option or SAR will be established by the Committee at the time the Option or SAR is granted; provided, however, in no event will such price be less than 100% of the Fair Market Value of a Share on such date or, in the case of an Option to subscribe unissued Shares, the par value of a Share on such date.

6.5. Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan will be exercisable in accordance with the following:

(a) An Option or SAR granted under this Section 6 will be exercised, in whole or in part (but with respect to whole Shares only), by giving notice to the Company or its designee prior to the Expiration Date applicable thereto. Such notice will specify the number of Shares being exercised and such other information as may be required by the Committee or its designee.

(b) No Option or SAR may be exercised prior to the date on which it is exercisable (or vested) or after the Expiration Date.

(c) The terms and conditions relating to exercise and vesting of an Option or SAR will be established by the Committee to the extent not inconsistent with the Plan, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise or the achievement of Share ownership objectives by the Participant. Notwithstanding the foregoing, and except as the Committee may otherwise determine with respect to individuals who are not designated as ‘officers’ under Rule 16a-1(f) of the Exchange Act, in no event will an Option or SAR granted to any employee become exercisable or vested prior to the first anniversary of the date on which it is granted, (and subject to acceleration of exercisability and vesting, to the extent permitted by, and subject to such terms and conditions determined by the Committee, in the event of the Participant’s death, disability, retirement, or involuntary termination or in connection with a Change in Control).

6.6. Method of Exercise; Payment of Exercise Price. A Participant may exercise an Option (i) by giving notice to the Committee or its designee specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full or an appropriate undertaking to make such payment, and without any extension of credit, either (A) in cash, (B) if so permitted by the Committee and except as may be prohibited by applicable law, by delivery (either actual delivery or by attestation procedures established by the Committee or its designee) to the Committee or its designee of previously owned whole Shares having a Fair Market Value, determined as of the date immediately preceding the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) if so permitted by the Committee and except as may be prohibited by applicable law, authorizing the Committee to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of Shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) if so permitted by the Committee and except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or (E) if so permitted by the Committee, a combination of (A), (B) and (C) and (D) by executing such documents as the Committee may reasonably request. Any fraction of a Share which would be required to pay such purchase price will be disregarded and the remaining amount due will be adjusted through the federal tax withholding mechanism. No Shares will be issued and no certification representing Ordinary Shares will be delivered until the full purchase price therefor and any withholding taxes thereon, as described in subsection 9.5, have been paid or an appropriate undertaking to make such payments has been given to the Company.

6.7. Post-Exercise Limitations. The Committee, in its discretion, may provide in an Award such restrictions on Shares acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Share ownership by the Participant and such other factors as the Committee determines to be appropriate.

6.8. No Repricing. Except for adjustments pursuant to subsection 5.2 (Adjustments to Shares) or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new Award, cash, or replacement Option or SAR with a lower exercise price. In addition, no repricing of an Option or SAR will be permitted without the approval of the Company’s shareholders if such approval is required under the rules of any stock exchange on which Shares are listed; provided, however, that the foregoing prohibition shall not apply to the actions permitted under subsection 9.2 (Change in Control).

6.9. Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that in no event will the Expiration Date of an Option or SAR be later than the date that is ten years after the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any applicable stock exchange).

SECTION 7

Full Value Awards

7.1. Definitions.

(a) A “Full Value Award” is a grant of one or more Shares or a right to receive one or more Shares in the future (including restricted shares, restricted share units, deferred shares, deferred share units, performance shares and performance share units), with such grant subject to one or more of the following, as determined by the Committee:

(i) The grant may be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(ii) The grant may be contingent on the achievement of performance or other objectives during a specified period.

(iii) The grant may be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives.

(iv) The grant may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.

7.2. Special Vesting Rules. If an employee’s right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or one or more Subsidiaries, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting will be not less than one year (subject, to the extent provided by, and subject to such terms and conditions determined by, the Committee, to prorated vesting over the course of such one-year period and to acceleration of vesting in the event of the Participant’s death, disability, involuntary termination or otherwise in connection with a Change in Control, or retirement). The foregoing requirements will not apply to (a) grants made to newly eligible Participants to replace awards from a prior employer and (b) grants that are a form of payment of earned performance awards or other incentive compensation.

SECTION 8

Cash Incentive Awards

8.1. Grant of Cash Incentive Awards. Subject to the terms of the Plan, the Committee may grant to a Participant the right to receive a payment in cash (or, in the discretion of the Committee, in Shares equivalent in value to the cash otherwise payable) at any time and from time to time, as determined by the Committee (“Cash

Incentive Award”). Each Cash Incentive Award will have a value as determined by the Committee, and the Committee may subject an Award to Performance Criteria or any other conditions, restrictions or contingencies, as determined in the Committee’s discretion. Payment of earned Cash Incentive Awards will be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Cash Incentive Awards in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Award. The determination of the Committee with respect to the time and form of payout of such Awards will be set forth in the Award Agreement pertaining to the grant of the Award.

8.2. Performance-Based Cash Incentive Awards. Nothing in this Section 8 will preclude the Committee, the Company or any Subsidiary from granting any cash incentive awards outside of the Plan. Except as otherwise provided in the applicable program or arrangement, distribution of any Cash Incentive Awards by the Company or a Subsidiary for a performance period ending in a calendar year will be made to the Participant not later than March 15 of the following calendar year.

SECTION 9

Operation and Administration

9.1. Effective Date and Duration. The Plan was originally effective as of March 18, 2011, the date it was adopted by Aon’s Board of Directors (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Awards awarded under it are outstanding and not fully vested; provided, however, that no new Awards will be made under the Plan on or after April 19, 2033.

9.2. Change in Control. (a) Notwithstanding any provision of this Plan or Award agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i) require that (A) some or all outstanding Options and SARs will immediately become exercisable in full or in part, (B) the vesting period applicable to some or all outstanding restricted shares and restricted share units will lapse in full or in part, (C) the performance period applicable to some or all outstanding Awards will lapse in full or in part, and (D) the performance targets applicable to some or all outstanding Awards will be deemed to be satisfied at the target, maximum or any other level;

(ii) require that shares of common stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as determined by the Board in accordance with subsection 5.2;

(iii) require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an Option or a SAR, the number of Shares then subject to the portion of such Option or SAR surrendered, to the extent such Option or SAR is then exercisable or becomes exercisable pursuant to subsection 6.5 above, multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such Option or SAR, (y) in the case of restricted shares or restricted stock units, the number of Shares then subject to the portion of such Award surrendered, to the extent the vesting period and performance period, if any, on such Award have lapsed or will lapse pursuant to subsection 7.2 above and to the extent that the performance targets, if any, have been satisfied or are deemed satisfied pursuant to subsections 7.2 or 7.3 above, multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (z) in the case of performance shares and performance share units, the Fair Market Value of the Shares then subject to the portion of such Award surrendered, to the extent the performance period applicable to such Award has lapsed or will lapse pursuant to subsection 7.3 above and to the extent the performance targets applicable to such Award have been satisfied or are deemed satisfied pursuant to subsection 7.3 above; (B) shares of common stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to Clause (B) above; and/or

(iv) take such other action as the Board deems appropriate, in its sole discretion.

For the avoidance of doubt, the Committee need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with any Change in Control.

9.3. Special Director Provisions. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Board, awards to non-employee directors will be made in accordance with the terms of the Aon Corporation Non-Employee Directors’ Deferred Stock Unit Plan, as amended, and all such awards will be deemed to be made under the Plan.

9.4. Limit on Distribution. Distribution of Shares or other amounts under the Plan will be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with such Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

9.5. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes and employee social security contributions, which withholding obligations may be satisfied in cash or by any other method authorized by the Committee, including, with the consent of the Committee, through the surrender of Shares which the Participant already owns or to which a Participant is otherwise entitled under the Plan; provided, however, that, unless otherwise determined by the Committee, in its discretion, previously-owned Shares that have been held by the Participant or Shares to which the Participant is entitled under the Plan may only be used to satisfy the tax withholding required by applicable law. The Committee will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. Any amounts withheld pursuant to this subsection 9.5 will be treated as though such amounts had been paid directly to the applicable Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any of its Affiliates.

9.6. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or, to the extent provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder). To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 9.6, the Committee may permit Awards under the Plan to be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event will an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under section 422 of the Code.

9.7. Notices. Any notice or document required to be filed with the Committee or the Company under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, or the Company at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

9.8. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee requires.

9.9. Agreement With the Company or Subsidiary. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company or the Subsidiary, as applicable (the “Agreement”), in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

9.10. Limitation of Implied Rights.

(a) Neither a Participant nor any other person will, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company. Nothing contained in the Plan constitutes a guarantee by the Company or any Subsidiary that the assets of such companies will be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any employee the right to be retained in the employ or service of the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and Shares are registered in his name. Without limiting the generality of the foregoing, to the extent permitted or required by law, as determined by the Committee, Participants holding restricted shares granted under the Plan may be granted the right to exercise full voting rights with respect to those restricted shares during the vesting period. A Participant will have no voting rights with respect to any restricted share units granted hereunder.

(c) If the Committee so determines, dividends or dividend equivalent rights may be credited or accrue with respect to Awards in a manner determined by the Committee in its sole discretion, provided that no dividends or dividend equivalents relating to an Award shall be paid or settled unless and until, and to the extent, the applicable underlying Award vests. The Committee may apply any additional restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including, but not limited to, cash or Shares.

9.11. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but are not limited to, termination of employment for cause, violation of material Company, Affiliate or Subsidiary policy, breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant, a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates or the Subsidiaries.

9.12. Clawback Policy. Any compensation earned or paid pursuant to this Plan is subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or such approval by shareholders as may be required by applicable law.

9.13. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

9.14. Action by the Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary will be by resolution of its board of directors or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the Company.

9.15. Gender and Number. Where the context allows, words in any gender include any other gender, words in the singular include the plural and the plural includes the singular, and the term “or” also means “and/or” and the term “including” means “including but not limited to”.

9.16. Applicable Law. The provisions of the Plan will be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles.

9.17. Foreign Participants. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or a Subsidiary operates or has employees.

SECTION 10

Amendment and Termination

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living and if applicable, the Beneficiary), adversely affect the rights of any Participant or, if applicable, Beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to subsection 5.2 will not be subject to the foregoing limitations of this Section 10; and further provided no amendment will be made to the provisions of subsection 6.8 (relating to Option and SAR repricing) without the approval of the Company’s shareholders; and provided further, that no other amendment will be made to the Plan without the approval of the Company’s shareholders if the approval of the Company’s shareholders of such amendment is required by law or the rules of any stock exchange on which Shares are listed.

SECTION 11

Section 409A of the Code

11.1. Intent to Comply with Section 409A of the Code. Notwithstanding anything in this Plan to the contrary (for purposes of this section, “Plan” includes all Awards under the Plan), the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A(a)(1) of the Code to the extent subject to Section 409A of the Code. The

Committee, in its sole discretion, will determine the requirements of Section 409A of the Code applicable to the Plan and will interpret the terms of the Plan consistently therewith. Under no circumstances, however, will the Company or any Subsidiary or Affiliate or any of its employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A of the Code. Any payments to Award holders pursuant to this Plan are also intended to be exempt from Section 409A of the Code to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then, if applicable, under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment will be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral will be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption will be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Plan are payable by reference to an Award holder’s “termination of employment,” such term will be deemed to refer to the Award holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if an Award holder is a “specified employee,” as defined in Section 409A of the Code, as of the date of the Award holder’s separation from service, then to the extent any amount payable under this Plan (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon the Award holder’s separation from service and (iii) under the terms of this Plan would be payable prior to the six-month anniversary of the Award holder’s separation from service, such payment will be delayed without interest (unless otherwise specified in the Award) until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of the Award holder’s death.